                                   Exhibit 1


 U.S. Generating Company 401(k) Profit-Sharing Plan for Collectively Bargained
                                   Employees

                              Financial Statements
                            As of September 30, 1998
                         Together With Auditors' Report


 U.S. Generating Company 401(k) Profit-Sharing Plan for Collectively Bargained
                                   Employees


                               Table of Contents

                                                                                 PAGE
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                            1

STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
 As of September 30, 1998                                                           3
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
 For the Period from September 1, 1998 (Inception) Through September 30, 1998       4
NOTES TO FINANCIAL STATEMENTS
 As of September 30, 1998                                                           5
SCHEDULE I -- ITEM 27(A)  SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
 As of September 30, 1998                                                           *
SCHEDULE II -- ITEM 27(D)  SCHEDULE OF REPORTABLE TRANSACTIONS
 For the Period from September 1, 1998 (Inception) Through September 30, 1998       *
SCHEDULE III -- PARTY-IN-INTEREST TRANSACTIONS
 For the Period from September 1, 1998 (Inception) Through September 30, 1998       *
SCHEDULE IV -- OBLIGATIONS IN DEFAULT
 As of September 30, 1998                                                           *
SCHEDULE V -- LEASES IN DEFAULT
 As of September 30, 1998                                                           *

     *   Schedules omitted because there were no such transactions, obligations, or leases in default.

                   Report of Independent Public Accountants
                                       *


To the Administrative Committee of
U.S. Generating Company 401(k) Profit-Sharing Plan for Collectively Bargained
Employees:

We have audited the accompanying statement of net assets available for benefits of U.S. Generating Company 401(k) Profit-Sharing Plan for Collectively Bargained Employees (the "Plan") as of September 30, 1998, and the related statement of changes in net assets available for benefits from September 1, 1998 (inception) through September 30, 1998. These financial statements are the responsibility of the Plan's Administrative Committee. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of September 30, 1998, and the changes in its net assets available for benefits from September 1, 1998 (inception) through September 30, 1998, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Washington, D.C.
December 18, 1998

 U.S. Generating Company 401(k) Profit-Sharing Plan for Collectively Bargained
                                   Employees


                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                            AS OF SEPTEMBER 30, 1998

                                                                                       1998
                                                                                 ----------------
Contributions Receivable:

  Participant-Directed                                                               $ 85,792
  Employer                                                                             50,397
                                                                                 ----------------
NET ASSETS AVAILABLE FOR BENEFITS                                                    $136,189


        The accompanying notes are an integral part of this statement.

                      U.S. GENERATING COMPANY 401(k) PROFIT-SHARING PLAN FOR COLLECTIVELY BARGAINED EMPLOYEES

                                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                           FOR THE PERIOD FROM SEPTEMBER 1, 1998 (INCEPTION) THROUGH SEPTEMBER 30, 1998

                                                       Participant Directed
------------------------------------------------------------------------------------------------------------------------------------

                                                     CIGNA
                                                    Actively                       CIGNA
                                     CIGNA          Managed                        Stock
                                   Guaranteed        Fixed         Founders       Market        Founders
                     Vanguard        Income          Income        Balanced        Index         Growth
                      Funds           Fund          Account        Account        Account       Account
                     --------      ---------       ---------       ---------     ---------     ----------
Additions:
  Contributions--
     Participants    $   -         $   -            $   -          $   -          $   -         $   -
     Employer            -             -                -              -              -             -
                     --------      ---------       ---------       ---------     ---------     ----------

Net assets
available for
benefits:
  Beginning of year      -             -                -              -              -             -
                     --------      ---------       ---------       ---------     ---------     ----------
  End of year        $   -         $   -            $   -          $   -          $   -         $   -
                     ========      =========       =========       =========     =========     ==========



                     Fidelity
                     Growth &       PBHG              AIM            Templeton
                      Income       Growth        Constellation        Foreign        Participant
                     Account       Account          Account           Account           Loan           Other           Total
                    ---------      -------       -------------       ---------       -----------     ----------     ------------
Additions:
  Contributions--
     Participants    $  -          $   -            $   -             $   -           $   -           $ 85,792        $ 85,792
     Employer           -              -                -                 -               -             50,397          50,397
                     --------      ---------       ---------       ---------         ---------       ----------     ------------

Net assets
 available for
 benefits:
  Beginning of year     -              -                -                 -               -                -                -
                     --------      ---------       ---------       ---------         ---------      ----------         -----------
  End of year        $  -          $   -            $   -             $   -          $    -           $136,189          $136,189
                     ========      =========       =========       =========         =========      ==========         ===========



                                  The accompanying notes are an integral part of this statement.


U.S. GENERATING COMPANY 401(k) PROFIT-SHARING PLAN FOR
                       COLLECTIVELY BARGAINED EMPLOYEES

                         NOTES TO FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 1998

1. DESCRIPTION OF THE PLAN:

The following description of the U.S. Generating Company (the "Company") 401(k) Profit-Sharing Plan for Collectively Bargained Employees (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

GENERAL

The Company acquired certain assets of New England Energy Services ("NEES") on September 1, 1998. The Plan was established by the Company on September 1, 1998, to provide retirement, death, and disability benefits for eligible union employees transferred to the Company's payroll as a result of this transaction. The Plan is a defined contribution plan covering all employees of the Company that are covered by a collective bargaining agreement that specifically provides for their participation in the Plan. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

PLAN PARTICIPATION

New employees hired after September 1, 1998 are eligible for participation in the Plan on their employment commencement date. Former employees of NEES were eligible for participation in the Plan on September 1, 1998 (see vesting paragraph for discussion of years of service earned).

CONTRIBUTIONS

Participants may make tax-deferred cash contributions of up to 10 percent of pre-tax annual compensation, and up to 5 percent of after-tax compensation, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or contribution plans. The Company matches pre-tax employee contributions up to 5 percent of each employee's base compensation. Contributions are subject to certain Internal Revenue Service ("IRS") limitations.

PARTICIPANT ACCOUNTS

Each participant's account is credited with the participant's contribution and an allocation of the Company's contribution and Plan earnings. Allocations are based on participant earnings as defined in the Plan agreement. Forfeited balances or terminated participants' nonvested accounts are used to reduce future Company contributions.

VESTING

Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company's contributions and earnings thereon is based on years of continuous service. Participants vest according to the following schedule:

                  YEARS OF SERVICE                         % Vested
                  ----------------                         --------
                  Less than 2 years                            0%
                  2 years, but less than 3 years              40%
                  3 years, but less than 4 years              60%
                  4 years, but less than 5 years              80%
                  Five or more years                         100%

The years of service earned by eligible union employees while working at NEES are included in determining years of service under this Plan.

INVESTMENT OPTIONS

Investment options as of September 30, 1998 included the following:

* CIGNA GUARANTEED INCOME FUND -- This fund is designed to preserve capital and produce attractive fixed income returns through investments primarily in high quality, fixed income instruments such as intermediate-term bonds and commercial mortgages.

* CIGNA ACTIVELY MANAGED FIXED INCOME ACCOUNT -- This account is designed to outperform benchmark and comparable actively managed funds over full market cycles through investments primarily in high quality corporate and Government fixed income securities.

* FOUNDERS BALANCED FUND -- This CIGNA separate account invests solely in the Founders Balanced Fund. The objective of this fund is to provide the investor with a combination of growth, income, and capital preservation through investments in stocks, bonds, and short-term investments.

* FIDELITY GROWTH & INCOME FUND -- This CIGNA separate account invests solely in the Fidelity Growth & Income Portfolio. The objective of this portfolio is to seek a high total return through a combination of capital appreciation and current income by primarily investing in equity securities of companies currently paying dividends.

* CIGNA STOCK MARKET INDEX ACCOUNT -- This account is designed to provide long-term growth of capital and income through investments in stocks in the S&P 500 Index.

* FOUNDERS GROWTH FUND -- This CIGNA separate account invests solely in the Founders Growth Fund. The objective of this fund is to provide long-term growth of capital primarily through investments in domestic common stocks of companies with strong performance records, solid market positions, reasonable financial strength, and continuous operating records of at least three years.

* PBHG GROWTH FUND -- This CIGNA separate account invests solely in the PBHG Growth Fund. The objective of this fund is to provide capital appreciation through investments in common stocks and convertible stocks of small- and medium-sized growth companies that trade in the United States or Canada on registered exchanges or in the over-the-counter market.

* AIM CONSTELLATION FUND -- This CIGNA separate account invests solely in the AIM Constellation Fund. The objective of this fund is to provide capital appreciation through investments in common stocks, with emphasis on medium-sized and smaller emerging growth companies.

* TEMPLETON FOREIGN FUND -- This CIGNA separate account invests solely in the Templeton Foreign Fund. The objective of this fund is to provide long-term capital growth through a flexible policy of investing in stocks and, to a lesser extent, debt obligations of companies and governments outside the United States.

PARTICIPANT LOANS

Participants may borrow from vested funds credited to their individual accounts. The amount borrowed, when added to any outstanding loans that the participant may have under the Company's retirement plan, cannot exceed the lesser of 50 percent of the participant's total vested account balance, or $50,000 reduced by the participant's highest outstanding loan balance for the year. In no event can the participant borrow more than $50,000. Loans for the purchase of a residence are for a period up to 15 years; all other loans are for a period not exceeding 5 years. All loans bear interest at a rate comparable with the prime rate. Loans are secured by 50 percent of the value of the employee's account.

PLAN ADMINISTRATION

An administrative committee consisting of five employees of the Company oversees the Plan. The administrative committee is responsible for reviewing the books and records of the Plan and for serving as liaison between Plan participants and the trustee. All funds in the Plan are held in trust by CIGNA. Funds allocated to CIGNA are invested in a combination of equity and fixed-income investments.

RETIREMENTS AND TERMINATIONS

In the case of normal retirement, retirement due to permanent disability, or termination of employment, a participant's benefits shall be paid in the form of a lump-sum distribution or in monthly, quarterly, or annual installment payments, not to exceed the life expectancy of the participant or designated beneficiary. However, participants in the Plan prior to January 1, 1995, may elect a single life annuity (if not married) or a qualified joint and survivor annuity (if married). If a participant dies before retirement, the beneficiary will receive the value of the participant's vested account balance in a lump-sum distribution or in monthly, quarterly, or annual installment payments, not to exceed the life expectancy of the beneficiary.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

The financial statements of the Plan have been prepared using the accrual method of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONTRIBUTIONS RECEIVABLE

Contributions receivable are the amounts due, as of the financial statement date, to the plan from the Company and participants for completed pay-periods.

INVESTMENT VALUATION AND INCOME RECOGNITION

The Plan's investments are stated at fair market value as certified by the trustee, except for its investment contract which is valued at contract value (Note 3).

Purchases and sales of securities are recorded on the trade date. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

ADMINISTRATIVE EXPENSES

Except to the extent paid by the Company, administrative expenses of the Plan are paid out of the Plan's assets and charged against each participant's account in the same proportion as the participant's account bears to the total balance of all participant accounts.

PAYMENT OF BENEFITS

Benefit payments are recorded when paid.

3. INVESTMENTS:

CIGNA, the Plan's trustee, is responsible for maintaining and investing Plan assets, as directed by participants.

4.  PLAN TERMINATION:

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

5. TAX STATUS:

The Company has not yet solicited or received documentation from the IRS stating that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code ("IRC"). However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. The Plan administrator plans to solicit the IRS determination letter by December 31, 1998.

6.  SUBSEQUENT EVENTS:

As of November 30, 1998, the Plan had 389 participants, and the fair market value of investments in the Plan was $3,873,051. This investment balance includes employer and participant-directed contributions and participant-directed rollovers from the previous NEES 401(k) plan.